SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to Section 12 (b) or (g) of the Securities Exchange Act of 1934

REDENVELOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0844285
(State of incorporation or organization)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor
San Francisco, CA 94105
(Address of principal executive offices, including Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-106120 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
INDEX TO EXHIBITS

Item 1. Description of Registrant’s Securities to be Registered

          Incorporated by reference to the information set forth under the caption “Description of Capital Stock” in RedEnvelope’s Registration Statement on Form S-1 (SEC File No. 333-106120).

Item 2. Exhibits

               The following exhibits are filed as a part of this Registration Statement:

3.1*	Amended and Restated Certificate of Incorporation of RedEnvelope currently in effect.

3.2*	Form of Amended and Restated Certificate of Incorporation of RedEnvelope to be in effect after the closing of RedEnvelope’s initial public offering.

3.3*	Amended and Restated Bylaws of RedEnvelope currently in effect.

3.4*	Form of Amended and Restated Bylaws of RedEnvelope to be in effect after the closing of RedEnvelope’s initial public offering.

3.5*	Form of Amended and Restated Certificate of Incorporation of RedEnvelope to be in effect prior to the effectiveness of this Registration Statement.

4.1*	Specimen stock certificate for RedEnvelope’s Common Stock.

4.2*	Amended and Restated Investors’ Rights Agreement dated April 17, 2002 between RedEnvelope and certain investors.

4.3*	Omnibus Amendment to Investors’ Rights Agreement, Right of First Refusal and Co-Sale Agreement and Voting Agreement dated May 29, 2003 between RedEnvelope and certain investors.

4.4*	Common Stock Purchase Warrant dated March 9, 2000 issued to Lighthouse Capital Partners III, L.P.

4.5*	Series F Preferred Stock Purchase Warrant dated September 6, 2002 issued to Lighthouse Capital Partners III, L.P.

4.6*	Series F Preferred Stock Purchase Warrant dated October 15, 2002 issued to Lighthouse Capital Partners III, L.P.

4.7*	Warrant Purchase Agreement dated November 13, 2001 between RedEnvelope and Camelot Ventures, LLC.

4.8*	Preferred Stock Purchase Warrant dated November 13, 2001 issued to Camelot Ventures, LLC.

4.9*	Warrant Agreement dated February 10, 2000 issued to Comdisco, Inc.

*	Incorporated by reference to exhibits of the same number on RedEnvelope’s Registration Statement on Form S-1 (File No. 333-106120).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 9, 2003	RedEnvelope, Inc.

	By:	/s/ Alison L. May

Alison L. May
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of RedEnvelope currently in effect.

3.2*	Form of Amended and Restated Certificate of Incorporation of RedEnvelope to be in effect after the closing of RedEnvelope’s initial public offering.

3.3*	Amended and Restated Bylaws of RedEnvelope currently in effect.

3.4*	Form of Amended and Restated Bylaws of RedEnvelope to be in effect after the closing of RedEnvelope’s initial public offering.

3.5*	Form of Amended and Restated Certificate of Incorporation of RedEnvelope to be in effect prior to the effectiveness of this Registration Statement.

4.1*	Specimen stock certificate for RedEnvelope’s Common Stock.

4.2*	Amended and Restated Investors’ Rights Agreement dated April 17, 2002 between RedEnvelope and certain investors.

4.3*	Omnibus Amendment to Investors’ Rights Agreement, Right of First Refusal and Co-Sale Agreement and Voting Agreement dated May 29, 2003 between RedEnvelope and certain investors.

4.4*	Common Stock Purchase Warrant dated March 9, 2000 issued to Lighthouse Capital Partners III, L.P.

4.5*	Series F Preferred Stock Purchase Warrant dated September 6, 2002 issued to Lighthouse Capital Partners III, L.P.

4.6*	Series F Preferred Stock Purchase Warrant dated October 15, 2002 issued to Lighthouse Capital Partners III, L.P.

4.7*	Warrant Purchase Agreement dated November 13, 2001 between RedEnvelope and Camelot Ventures, LLC.

4.8*	Preferred Stock Purchase Warrant dated November 13, 2001 issued to Camelot Ventures, LLC.

4.9*	Warrant Agreement dated February 10, 2000 issued to Comdisco, Inc.

*	Incorporated by reference to exhibits of the same number on RedEnvelope’s Registration Statement on Form S-1 (File No. 333-106120).